UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39733 (Commission File Number)	88-1818410 (I.R.S. Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of July 11, 2025, the board of directors (“Board”) of Redwire Corporation (the “Company”) appointed Michael Greene and Raphael (“Ray”) Thomas Wallander to fill the vacancy on the Board resulting from the previously announced resignations, both of which became effective July 11, 2025, of Les Daniels and Michael Bevacqua. Mr. Greene’s appointment to the Board was made in connection with that certain Amended & Restated Investor Rights Agreement (the “IRA”), dated as of June 13, 2025, by and among the Company, AE Red Holdings, LLC, Genesis Park Holdings, Edge Autonomy Ultimate Holdings, LP, and each other person who executes a joinder to such agreement, a copy of which has been filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 13, 2025. Mr. Wallander’s appointment to the Board was made in connection with that certain Investment Agreement, dated as of October 28, 2022, by and between the Company and BCC Redwire Aggregator, L.P., a copy of which has been filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022.
Mr. Greene will serve as a Class II director with a term of office expiring at the Company's 2026 Annual Meeting of Stockholders and Mr. Wallander will serve as a Class III director with a term of office expiring at the Company's 2027 Annual Meeting of Stockholders. Messrs. Greene and Wallander will be paid in accordance with the Company’s non-employee director compensation policy. In connection with the appointment of Messrs. Greene and Wallander to the Board, the Company and Messrs. Greene and Wallander entered into the Company's form of Director and Officer Indemnification Agreement, a copy of which has been filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 10, 2021. The Company is not aware of any related transactions or relationships between Messrs. Greene and Wallander and the Company that would require additional disclosure under Item 404(a) of Regulation S-K.

Michael Greene is the Co-CEO and Managing Partner at AE Industrial Partners, LLC and has responsibility for the overall management of the firm, primarily focusing on the growth and operational execution of portfolio investments. Since joining AE Industrial in 2008, Mr. Greene has been a member of the firm’s Management and Investment Committees. Previously, Mr. Greene was a Partner with UBS Capital Americas, LLC and UBS Capital, LLC from 1990 to 2008. Mr. Greene was a founding partner of the non-investment grade debt and equity businesses at UBS AG. Mr. Greene serves as a Trustee of The College of the Holy Cross in Worcester, Massachusetts. Mr. Greene received a BA from The College of the Holy Cross and an MBA from Harvard Business School.

Since April 2018, Mr. Wallander has served as the Owner, Chairman, and Chief Executive Officer of Maxwell Bay Advisors, LLC, a platform created for independent director services and consulting. Through Maxwell Bay Advisors, Mr. Wallander has previously served on the boards of Barnes and Noble Education, Inc. (NYSE:BNED) and F45, as well as several private companies. Since 2007, Mr. Wallander has held various roles with Wayzata Investment Partners, LLC, including Corporate Counsel, Principal, and General Counsel. Wayzata is an SEC-registered investment adviser, and prior to joining Wayzata, Mr. Wallander worked as an attorney in private practice. Mr. Wallander holds a Juris Doctorate and Bachelor of Arts from the University of Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2025

Redwire Corporation

By:	/s/ Jonathan Baliff
Name:	Jonathan Baliff
Title:	Chief Financial Officer and Director